Exhibit 10.29

Caliber Imaging & Diagnostics

March 10, 2014

Caliber Imaging & Diagnostics (Lucid, Inc.)

10 Post Office Square

North Tower, 11th Floor - Suite 1150

Boston, MA 02109

Dear Mr. Hone,

We are pleased that Lucid, Inc., operating as Caliber Imaging & Diagnostics, (“Caliber” or the “Company”) has decided to retain R.F. Lafferty & Co., Inc. (“Lafferty”) to provide general investment banking services to the Company as set forth herein. This letter agreement (“Agreement”) will confirm Lafferty’s acceptance of such retention and set forth the terms of our engagement.

1.            Retention. The Company hereby retains Lafferty as its exclusive investment banker to provide general investment banking services, and Lafferty accepts such retention on the terms and conditions set forth in this Agreement. In connection with this Agreement, Lafferty may provide certain or all of the following services in connection with a potential transaction(s) (collectively referred to as the “Advisory Services”):

a.	Assist the Company in raising capital activity as provided herein

b.	Provide a valuation analysis of the Company, which may include certain or all of the following analysis:

●	Pro-forma financing analysis;
●	Comparable company analysis;
●	Precedent transaction analysis;
●	Discounted cash flow analysis;
●	Analyses of exchange ratios for any proposed stock splits of the Company.

c.	Analyze and advise the Company on potential corporate finance activities, which may include the following:

●	Analysis of raising capital privately versus publicly;
●	Potential uses of existing cash.

d.	Advise the Company with respect to its ongoing strategic planning process and business plans, including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and capital requirements. Work closely with the Company’s management to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value.

e.	Provide such other financial advisory and investment banking services upon which the parties may mutually agree.

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

It is expressly understood and agreed that Lafferty shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services hereunder and therefore may not perform all of the tasks enumerated above during the term of this Agreement. Moreover, it is further understood that Lafferty need not perform each of the above-referenced tasks in order to receive the fees described in Section 3. It is further understood that Lafferty’s tasks may not be limited to those enumerated in this paragraph.

2.             Information. In connection with Lafferty’s activities hereunder, the Company will cooperate with Lafferty and furnish Lafferty upon request with all information regarding the business, operations, properties, historical and projected financials (in GAAP format), management and prospects of the Company (all such information so furnished being the “Information”) which Lafferty deems appropriate and will provide Lafferty with access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Lafferty that all Information made available to Lafferty hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Lafferty will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Lafferty: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Lafferty pursuant to this Agreement may not be disclosed publicly without Lafferty’s prior written consent. Lafferty hereby acknowledges that certain of the Information received by Lafferty may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by Lafferty as confidential. Lafferty agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved without the prior consent of the Company.

3.	Compensation. As consideration for Lafferty’s services rendered pursuant to this Agreement, Lafferty shall receive, and the Company agrees to pay Lafferty, the following compensation:

a.	In the event that Lafferty places a minimum of $3 million in escrow by June 1, 2014, the Company shall be obligated to deliver One Hundred thousand Shares (100,000 shares) of the Company’s common stock in one 100,000 share certificate at the time such money place in escrow is released to the Company. Such certificate will be a 100,000 share certificate and shall bear the standard unregistered restriction with the following additional language:

In any circumstance, these shares may not be sold, transferred, hypothecated or pledged in any event prior to December 31, 2014

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

b.	The Company and Lafferty acknowledge and agree that, in the course of performing services hereunder, Lafferty may advise and work with the Company in identifying third parties who may be interested in providing financing to the Company (a “Financing”). Lafferty’s compensation in connection with a Financing is enumerated in Exhibit B.

The Company agrees that if within twelve (12) months from the effective date of the termination of this Agreement either the Company or any party to whom the Company was introduced by Lafferty or who was contacted by Lafferty in connection with its services for the Company hereunder proposes a Financing involving the Company, and Lafferty is not engaged as the Company’s exclusive financial advisor, agent and/or investment banker in connection with such Financing pursuant to Section 6 hereof, then, if any such Financing is consummated, the Company shall pay to Lafferty fees in accordance with the Fee Schedule detailed in Exhibit B. Such fees shall be payable to Lafferty in cash at the closing or closings of the Financing to which it relates.

Notwithstanding anything in this Agreement, any monies invested by directors, employees, stockholders and friends of the Company will be done so without any fees to Lafferty.

4.             Expenses. In addition to payment to Lafferty of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Lafferty for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Lafferty in connection with its engagement hereunder.

5.             Indemnification. The Company agrees to indemnify Lafferty in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

6.             Future Rights. As additional consideration for its services hereunder and as an inducement to cause Lafferty to enter into this Agreement, if at any time during the term of this Agreement or within twelve (12) months from the effective date of the successful Financing by Lafferty of an agreed upon amount, the Company proposes to effect a Financing (other than during the term of this Agreement the services to be provided by Lafferty hereunder), the Company shall offer to retain Lafferty as an advisor, agent and/or investment banker in connection with such Financing, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. Such offer shall be made in writing in order to be effective. If Lafferty should decline such retention, the Company shall have no further obligations to Lafferty, except as specifically provided for herein.

7.             Other Activities. The Company acknowledges that Lafferty has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Lafferty contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Lafferty or of any member, manager, officer, employee, agent or representative of Lafferty, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Lafferty to render services of any kind to any other corporation, firm, individual or association. Lafferty may, but shall not be required to, present opportunities to the Company.

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

8.             Termination; Survival of Provisions. Either Lafferty or the Company may terminate this Agreement at any time after September 3, 2014. In the event of such termination, the Company shall pay and deliver to Lafferty: (i) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof, and (ii) all compensation which may be earned by Lafferty after the Termination Date pursuant to Section 3 hereof, and shall reimburse Lafferty for all expenses incurred by Lafferty in connection with its services hereunder pursuant to Section 4 hereof. All such fees and reimbursements due to Lafferty pursuant to the immediately preceding sentence shall be paid to Lafferty on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). Notwithstanding anything expressed or implied herein to the contrary: (i) any other agreement entered into between Lafferty and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 3, 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 8, 9, 10 and 15 shall survive the termination of this Agreement.

9.             Notices. All notices will be in writing and will be effective when delivered in person or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:

Caliber Imaging & Diagnostics

Attn: Michael Hone

50 Methodist Hill Drive, Suite 1000

Rochester, NY 14623

To Lafferty:

R.F. Lafferty & Co., Inc.

40 Wall Street, 19th Floor

New York, NY 10004

Telephone: (212) 293-9090

Facsimile: (212) 344-0138

10.          Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be enforced, governed by and construed in accordance with the laws of New York without regard to principles of conflict of laws. Any controversy between the parties to this Agreement, or out of shall be resolved by arbitration before the Financial Industry Regulatory Authority (“FINRA”) in New York City. The following arbitration agreement should be read in conjunction with these disclosures:

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

(a)	ARBITRATION IS FINAL AND BINDING ON THE PARTIES;
(b)	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;
(c)	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING;
(d)	THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND

ARBITRATION AGREEMENT ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN THE UNDERSIGNED AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, FROM OR WITH RESPECT TO (a) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (b) THE RELATIONSHIP OF THE PARTIES HERETO, OR (c) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED PURSUANT TO THE CODE OF ARBITRATION PROCEDURE OF THE AAA. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN A COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

11.             Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

12.             Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

13.             Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Lafferty nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

14.             No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Lafferty is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Lafferty hereunder, all of which are hereby expressly waived.

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

15.             Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

16.             Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

17.             Hold Harmless. Lafferty and the Company agree that neither Lafferty nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct, indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Advisory Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure of Lafferty and that are finally and judicially determined to have resulted primarily and directly from the negligence or willful misconduct of Lafferty. This Section 17 is separate and distinct from the indemnification afforded to Lafferty pursuant to the Indemnification Provisions enumerated in Exhibit A.

18.             Entire Agreement. This Agreement and the schedules hereto sets forth the entire understandings of the parties relating to the subject matter hereof and supersedes and cancels any prior or contemporaneous communications, understandings or agreements between the parties hereto.

19.             Review by Counsel. This Agreement has been reviewed by the signatories hereto and their counsel. There shall be no construction of any provision against Lafferty because this Agreement was drafted by Lafferty, and the parties waive any statute or rule of law to such effect.

20.             Severability. In the event that any term or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

(Signature Page to Follow)

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

If the terms of our engagement as set forth in this letter are satisfactory to you, please confirm by signing and returning one copy of this letter. Your signature below shall indicate the Company’s agreement to the terms hereof.

Very truly yours,

R.F. LAFFERTY & CO., INC.

By:	/s/ Robert Hackel

Agreed to and accepted this 10 day of March, 2014

Caliber Imaging & Diagnostics

By:	/s/ Richard J. Pulsifer

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Lafferty and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Lafferty’s acting for the Company, including, without limitation, any act or omission by Lafferty in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Lafferty to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Lafferty of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Lafferty by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Lafferty, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Lafferty, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Lafferty in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the compensation previously received by Lafferty pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com

Caliber Imaging & Diagnostics

March 10, 2014

Exhibit B

Compensation

In consideration of rendering such services, the Company agrees to pay R.F. Lafferty & Co., Inc. on the following basis:

For investment banking services--

i.	A $ 2,000.00 monthly retainer for a period of six months to be paid monthly upon execution of this agreement. Such retainer is creditable against the cash fee at the time of a funding.

ii.	A cash fee of 8% of the capital raised or invested.

iii.	A cash fee for unallocated expenses of 1.5% of the amount of capital raised or invested.

iv.	Delivery of warrant to Lafferty (the “Agent Warrant”) to purchase shares of the Company’s common stock (the “Common Stock”) equal to the following percentage of the number of shares of Common Stock underlying the securities issued in the Financing: 10% of the number of shares of Common Stock underlying the securities issued in the Financing. Such 10% will only be on the actual common stock issued and under no circumstances shall be applied to any derivative securities (i.e. warrants). Such Agent Warrant will be issued at each Closing and shall provide, among other things, that the Agent Warrant shall (i) be exercisable at an exercise price equal to 120% of the price of the securities (or the exercise price of the securities) issued to the investors in the Financing except that if the price of the securities issued to investors reaches $0.80 then such Agent Warrant price will then become 110% of the price of the security issued to the investors, (ii) expire five (5) years from the date of issuance, (iii) contain standard anti-dilution protection and such other anti-dilution protection provided to the investors in the Financing, (iv) include customary registration rights consistent with the registration rights provided to the investors, (v) contain provisions for cashless exercise and (vi) include such other terms as are normal and customary for warrants of this type.

Members FINRA & SIPC

40 Wall Street * New York, NY 10005 * tel (212) 293-9090 * fax (212) 344-0138 *

www.RFlafferty.com